UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 24, 2011

Z3 Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53443	75-3076597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7322 S. Rainbow Blvd.
Suite 194
Las Vegas, NV 89139
(Address of principal executive offices, including zip code)

(702) 508-9255

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01   Other Events

Z3 Enterprises, Inc. (the “Company”) intends to change its name and stock symbol to HPEV.  After the name change, Z3 Enterprises Inc. (“Z3E”) will formally be known as HPEV, Inc.

The intent to change the Company’s name and symbol reflects the new business direction taken as a result of Z3E’s acquisition of HPEV, Inc. on March 29, 2011.

HPEV owns a patent and has several others pending that should enable the Company or its licensees to convert any vehicle on the road today into a plug in, hybrid electric vehicle. Hybrid vehicles run on either gas or electrical power depending on which is more efficient for the speed and driving conditions. The increase in efficiency reduces the load on the engine and that reduces energy and maintenance costs as well as emissions.

HPEV’s exclusive technology goes one step further by effectively removing heat without using pumps or moving parts.  A cooler motor generates more horsepower and is less likely to suffer heat- related failure.

To demonstrate the effectiveness of the technology, the company is converting a standard Ford 350 truck into a plug-in hybrid.

The Company believes the initial conversion should be ready by late 2011. Beyond showcasing the viability of the technology, it will function as a marketing tool to generate orders. The target markets include consumer, commercial and fleet vehicles ranging from cars to tractor- trailer trucks and buses.

As the existing infrastructure at most vehicle maintenance facilities is sufficient to perform the conversions, the Company plans to license the technology to automotive dealers and service centers nationwide as well as to fleet owners. The Company estimates that each automotive retrofit should be completed in 80 hours. Commercial and multi-passenger vehicles may take a little longer.

The Company believes HPEV technology should also benefit any device which relies on an engine -- everything from small appliances to boats and airplanes  --  as well as devices that generate heat such as brake resistors and calipers.  While new brake resistors and calipers may be included in the truck conversion, the company has no plans to enter any other markets until the initial conversion is complete.

To complete the name and symbol change, the Company has begun drafting a Preliminary Information Statement which must be filed with the SEC for possible review.  After the SEC review period, the Company will finalize the Information Statement, file it with the SEC, and mail it to the Company’s stockholders. .

Subsequent to the mailing, the Company will wait 20 days then file an amendment to the articles of incorporation with the state of Nevada as well as a request to FINRA for a voluntary symbol change.

On March 24, 2011, the Company issued a press release announcing the change of business direction and intention to change the name of the Company.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-k and is incorporated herein by reference.

ITEM 9.01   Financial Statements and Exhibits

(d)      Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 24, 2011

Z3 Enterprises, Inc.
(Registrant)

/s/ Ross Giles
Ross Giles, President